Exhibit 32.2

CELSION CORPORATION

CERTIFICATION

PURSUANT TO 18 UNITED STATES CODE § 1350

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended September 30, 2008 of Celsion Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul B. Susie
November 14, 2008
Paul B. Susie
Chief Accounting Officer
Principal Financial Officer